As filed with the Securities and Exchange Commission on April 4, 2005

                                                  Registration No. 333-_________

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM S-8 AND
                         POST-EFFECTIVE AMENDMENT NO. 1
                                 TO FORM S-4 ON
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                               GLOBIX CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


            Delaware                                         13-3781263
--------------------------------------------------------------------------------
   (State or Other Jurisdiction of                        (I.R.S. Employer
   Incorporation or Organization)                      Identification Number)

                                139 Centre Street
                               New York, NY 10013
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                    Globix Corporation 2003 Stock Option Plan
           NEON Communications, Inc. 2003 Directors' Stock Option Plan
                 NEON Communications, Inc. Stock Incentive Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plans)

                               Peter K. Stevenson
                      President and Chief Executive Officer
                                139 Centre Street
                               New York, NY 10013
--------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (212) 334-8500
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)
--------------------------------------------------------------------------------

                           Copy to Bonnie J. Roe, Esq.
                             Day, Berry & Howard LLP
                                875 Third Avenue
                               New York, NY 10022

                                          CALCULATION OF REGISTRATION FEE
--------------------- ---------------------- --------------------- ----------------------- ----------------------
Title Of Securities        Amount To Be         Proposed Maximum      Proposed Maximum           Amount Of
To Be Registered           Registered          Offering Price Per         Aggregate          Registration Fee (2)
                                                    Share(2)          Offering Price(2)
--------------------- ---------------------- --------------------- ----------------------- ----------------------
Common Stock           4,381,319 shares (1)     Not applicable         $6,143,995.68              $723.15

--------------------- ---------------------- --------------------- ----------------------- ----------------------

(1) Represents 2,552,319 shares of common stock of Globix ("Common Stock") issuable upon exercise of outstanding options pursuant to the NEON Communications, Inc. 2003 Directors' Stock Option Plan, as amended, and the NEON Communications, Inc. Stock Incentive Plan, as amended, and up to 1,829,000 shares of Common Stock authorized for issuance under the Globix Corporation 2003 Stock Option Plan (the "Globix Plan"), all of which are being registered hereunder. 1,089,744 shares of Common Stock authorized for issuance under the Globix Plan are subject to outstanding options granted under the Globix Plan and 739,226 shares are available for future grants thereunder.

(2) The registration fee in respect of the shares relating to the NEON Directors' Plan and the NEON Stock Incentive Plan was paid at the time of the original filing of the Registration Statement on Form S-4 (No. 333-119666) to which this post-effective amendment relates. Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, the calculation of the registration fee in respect of the shares relating to the Globix Plan is based upon the actual exercise price of certain options previously granted ($3.04 per share for options to purchase 935,107 shares and $4.10 per share for options to purchase 151,667 shares of Common Stock) and a per share price of $3.61 which was the average (rounded to the nearest penny) of the high and low sales prices of the Common Stock on the three days preceding March 31, 2005, as reported on the Over the Counter Bulletin Board, for other shares issuable under the Globix Plan.

                                EXPLANATORY NOTE

         Globix Corporation ("Globix or the "Company") hereby (i) files this Form S-8 for the purpose of registering shares of common stock (the "Common Stock"), of Globix to be issued pursuant to the Globix Corporation 2003 Stock Option Plan (the "Globix Plan") and (ii) amends its Registration Statement on Form S-4 (No. 333-119666) by filing this Post Effective Amendment No. 1 on Form S-8 for the purpose of registering shares of common stock issuable upon exercise of outstanding options to purchase Common Stock pursuant to the NEON Communications, Inc. 2003 Directors' Stock Option Plan, as amended (the "NEON Directors' Plan") and the NEON Communications, Inc. Stock Incentive Plan, as amended (the "NEON Stock Incentive Plan").

         Globix became obligated to issue shares of Common Stock under the NEON Directors' Plan and the NEON Stock Incentive Plan as a result of the merger of a wholly owned subsidiary of Globix with and into NEON Communications, Inc. ("NEON") on March 7, 2005. In the merger, outstanding options to purchase shares of Common Stock of NEON were converted into options to purchase 2,552,319 shares of Common Stock of Globix.

         The aggregate number of shares that may be issued under the Globix Plan, the NEON Directors' Plan and the NEON Stock Incentive Plan is subject to adjustment in the event of a stock dividend, stock split or similar change in the outstanding shares of Common Stock.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3   INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K, filed with the Commission on December 17, 2004 and subsequently amended (File No. 001-14168).

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2004.

         (c) The Company's Form 8-K, filed with the Commission on February 17, 2005.

         (d)      The Company's Form 8-K, filed with the Commission on March 11,
                  2005.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered have been sold, or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4   DESCRIPTION OF SECURITIES

         This item is not applicable.

ITEM 5   INTERESTS OF NAMED EXPERTS AND COUNSEL

         This item is not applicable.

ITEM 6   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company is incorporated in Delaware and consequently is subject to the Delaware General Corporation Law ("DGCL"). DGCL provides that the registrant may indemnify officers and directors who are parties in actual or threatened lawsuits and other proceedings against reasonable expenses, judgments, penalties, fines and amounts paid in settlement, except for liability for: (i) a breach of the duty of loyalty; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) payment of an improper dividend or improper repurchase of stock under Section 174 of the DGCL; or (iv) any transaction from which the director derived an improper personal benefit.

         The Company's Amended and Restated Certificate of Incorporation, provides, in effect, that the Company shall indemnify its directors and officers to the maximum extent permitted by the DGCL. The sixth and seventh articles of the Amended and Restated Certificate of Incorporation of the Company provide as follows:

                  "SIXTH, no director shall be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                  SEVENTH, the Company shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Company and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; PROVIDED, HOWEVER, that, except for proceedings to enforce rights to indemnification, the Company shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Company the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

                  The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred in this Article SEVENTH to directors and officers of the Company.

                  The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the By-Laws of the Company, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

                  Any repeal or modification of this Article SEVENTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Company existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         This item is not applicable to the securities registered hereby.

ITEM 8   EXHIBITS

         The following exhibits are incorporated herein by reference as indicated or filed herewith.

Exhibit No.       Description
-----------       -----------

5 Opinion of Day, Berry & Howard LLP as to the legality of the securities registered hereby

10.1              Globix Corporation 2003 Stock Option Plan

10.2*             NEON Communications, Inc. 2003 Directors' Stock Option Plan

10.3*             NEON Communications, Inc. Stock Incentive Plan

10.4* First Amendment to NEON Communications, Inc. 2003 Directors' Stock Option Plan

10.5*             First Amendment to NEON Communications, Inc. Stock Incentive
                  Plan

23.1              Consent of Amper, Politiziner & Mattia, P.C.

23.2              Consent of PricewaterhouseCoopers LLP

23.3              Consent of Day, Berry & Howard LLP (included in Exhibit 5)

----------------
         * Incorporated by reference to the Company's Report on Form 8-K filed on March 11, 2005.


ITEM 9   UNDERTAKINGS

         A. The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 1, 2005.

                                            Globix Corporation

                                            By:    /s/ Peter K. Stevenson
                                                   -----------------------------
                                            Name:  Peter K. Stevenson
                                            Title: President and Chief Executive
                                                   Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                       Title                              Date
---------                       -----                              ----

/s/ Peter K. Stevenson          President, Chief Executive         April 1, 2005
------------------------        Officer and Director
Peter K. Stevenson


/s/ Robert M. Dennerlein        Chief Financial Officer            April 1, 2005
------------------------        (principal financial and
Robert M. Dennerlein            accounting officer)



/s/ Wayne Barr, Jr.             Director                           April 1, 2005
------------------------
Wayne Barr, Jr.


/s/ Jose A. Cecin, Jr.          Director                           April 1, 2005
------------------------
Jose A. Cecin, Jr.


/s/ Stephen E. Courter          Director                           April 1, 2005
------------------------
Stephen E. Courter


/s/ John Forsgren               Director                           April 1, 2005
------------------------
John Forsgren


/s/ Peter L. Herzig             Director                           April 1, 2005
------------------------
Peter L. Herzig


/s/ Steven Lampe                Director                           April 1, 2005
------------------------
Steven Lampe


/s/ Steven G. Singer            Director                           April  1,2005
------------------------
Steven G. Singer


/s/ Raymond L. Steele           Director                           April 1, 2005
------------------------
Raymond L. Steele